Exhibit 99.1

DIOPTICS MEDICAL PRODUCTS, INC.

Financial Statements

September 30, 2008 and 2007

(With Independent Auditors’ Report Thereon)

DIOPTICS MEDICAL PRODUCTS, INC.

Independent Auditors’ Report

The Shareholders

Dioptics Medical Products, Inc.:

We have audited the accompanying balance sheets of Dioptics Medical Products, Inc. (the Company) as of September 30, 2008 and 2007, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dioptics Medical Products, Inc. as of September 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Providence, Rhode Island
February 9, 2009

DIOPTICS MEDICAL PRODUCTS, INC.

Balance Sheets

September 30, 2008 and 2007

(dollars in thousands)

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$9,290	5,273
Accounts receivable, net of allowance for doubtful accounts of $10 at September 30, 2008 and 2007	3,181	3,390
Inventories	2,469	2,954
Prepaid expenses and other current assets	510	741
Deferred income taxes	919	688
Total current assets	16,369	13,046
Property and equipment, net	1,432	1,398
Other assets:
Intangible assets, net of accumulated amortization	1,196	1,288
Goodwill	754	754
Deposits and other receivables	231	173
Total other assets	2,181	2,215

Total assets	$19,982	16,659

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of notes payable	$—	135
Current maturities of capital lease obligations	79	74
Accounts payable	1,863	1,020
Accrued payroll, bonus and related costs	1,490	1,300
Accrued expenses	1,316	1,015
Income taxes payable	761	347
Total current liabilities	5,509	3,891
Notes payable, less current maturities	—	90
Capital lease obligations, less current maturities	7	86
Deferred income taxes	437	442

Commitments and contingencies
Shareholders’ equity:
Common stock, no par value. Authorized, 1,000 shares; issued and outstanding 103.7993 shares at September 30, 2008 and 2007	2	2
Additional paid-in capital	5,882	5,882
Retained earnings	8,145	6,266
Total shareholders’ equity	14,029	12,150
Total liabilities and shareholders’ equity	$19,982	16,659

See accompanying notes to financial statements.

DIOPTICS MEDICAL PRODUCTS, INC.

Statements of Operations

Years ended September 30, 2008 and 2007

(dollars in thousands)

	2008	2007
Net sales	$32,610	31,976
Cost of goods sold	15,614	16,482
Gross profit	16,996	15,494
Operating expenses:
Selling	4,108	3,531
General and administrative	7,230	7,334
	11,338	10,865
Income from operations	5,658	4,629
Other income (expense):
Royalty income	90	238
Interest expense	(18)	(187)
Other income	84	69
	156	120
Income before income taxes	5,814	4,749
Income tax expense	2,416	2,001
Net income	$3,398	2,748

See accompanying notes to financial statements.

DIOPTICS MEDICAL PRODUCTS, INC.

Statements of Shareholders’ Equity

Years ended September 30, 2008 and 2007

(dollars in thousands)

		Additional
	Common	paid-in	Retained
	stock	capital	earnings	Total
Balance, September 30, 2006	$2	4,998	3,602	8,602
Contribution by shareholder	—	884	—	884
Net income	—	—	2,748	2,748
Dividends			(84)	(84)

Balance, September 30, 2007	2	5,882	6,266	12,150
Net income	—	—	3,398	3,398
Dividends	—	—	(1,519)	(1,519)

Balance, September 30, 2008	$2	5,882	8,145	14,029

See accompanying notes to financial statements.

DIOPTICS MEDICAL PRODUCTS, INC.

Statements of Cash Flows

Years ended September 30, 2008 and 2007

(dollars in thousands)

	2008	2007
Cash flows from operating activities:
Net income	$3,398	2,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	859	710
Loss on disposal of equipment	51	4
Change in deferred income taxes	(236)	415

Change in operating assets and liabilities:
Accounts receivable	209	(707)
Inventories	485	753
Prepaid expenses and other current assets	231	(277)
Deposits and other receivables	(58)	78
Accounts payable	843	(1,132)
Accrued payroll, bonus and related costs	190	358
Accrued expenses	301	617
Income taxes payable	414	1,039
Net cash provided by operating activities	6,687	4,606
Cash flows from investing activities:
Purchase of property and equipment	(667)	(358)
Purchase of intangible assets	(208)	(163)
Proceeds from disposal of intangible assets	23	66
Net cash used in investing activities	(852)	(455)
Cash flows from financing activities:
Dividends paid on common stock	(1,519)	(84)
Net repayments of line of credit	—	(1,000)
Payments on long-term obligations	(299)	(854)
Net cash used in financing activities	(1,818)	(1,938)
Net increase in cash and cash equivalents	4,017	2,213
Cash and cash equivalents at beginning of year	5,273	3,060
Cash and cash equivalents at end of year	$9,290	5,273
Supplemental disclosures of cash flow information:
Income taxes paid	$2,169	408
Interest paid	19	200

See accompanying notes to financial statements.

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(1)                     Nature of Business

Dioptics Medical Products, Inc. (the “Company”) is a designer, developer and manufacturer of sunglasses and associated eyewear products and accessories.  The Company was incorporated on June 2, 1982 under the laws of California. The Company is engaged in the wholesale and retail sales of medical and consumer products primarily in the United States.

On November 26, 2008, the Company’s shareholders signed a stock purchase agreement with FGX International Holdings Limited (“FGX”) and its subsidiary, FGX International Inc., for the sale of the Company’s common stock for aggregate consideration, subject to certain post-closing adjustments, of approximately $35,044 in cash and 952,380 ordinary shares of FGX. Prior to the acquisition on November 26, 2008, the Company divested all equity interests in CIMA LLC, a wholly-owned subsidiary.

(2)                     Basis of Presentation

The Dioptics Medical Products carve out special purpose financial statements have been prepared utilizing the historical financial information of Dioptics Medical Products, Inc. and subsidiaries and by excluding the operations of CIMA LLC, a wholly-owned subsidiary, and Live Eyewear, Inc. (“LE”), a wholly-owned subsidiary through March 31, 2007.  On March 31, 2007, the Company spun off LE to the shareholders of the Company (“Spin-Off”).

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in a manner which management believes is reasonable and appropriate. The preparation of these financial statements includes the use of carve out accounting procedures wherein certain assets, liabilities, and expenses historically recorded have been adjusted, including certain related-party transactions described in Note 12 and certain income tax transactions described in Note 11.

(3)                     Significant Accounting Policies

(a)                      Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of intangibles and goodwill, and valuation allowances for receivables, sales allowances and inventories.  Actual results could differ from those estimates.

(b)                      Cash and Cash Equivalents

The Company considers cash equivalents to be all highly liquid instruments purchased with an original maturity of three months or less. As of September 30, 2008 and 2007, the Company held cash in a financial institution in excess of federally insured limits.

(Continued)

Dioptics Medical Products, Inc.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(c)                       Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Bad debts are recognized under the allowance method of accounting, which is based on expected actual write-offs.

(d)                      Inventories

Inventories are stated at the lower of cost or market using the weighted average cost method and consist primarily of finished goods. Inventory reserve adjustments are considered permanent decreases to the cost basis of the inventory and are recorded in cost of goods sold in the statement of operations.

(e)                       Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of the net tangible assets and identifiable intangible assets of businesses acquired. Goodwill acquired in a purchase business combination is not amortized, but instead tested annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets.  The Company annually evaluates its goodwill or more frequently if impairment indicators arise.

Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with the provisions of FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  SFAS No. 144 requires recognition of an impairment loss only if the carrying amount of a long-lived asset or asset group is not recoverable from its undiscounted cash flows. An impairment loss is measured as the difference between the carrying amount and fair value of the asset or asset group. Intangible assets consist of trademarks and patents. Trademarks and patents, acquired in business combinations, are recorded at their estimated fair value at the date of the combination. The Company has determined that trademarks and patents have estimate useful lives of 5 to 20 years and are amortized on a straight-line basis over estimated useful lives. The Company evaluates its long-lived assets if impairment indicators arise.

(Continued)

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(f)                         Property and Equipment

Property and equipment are stated at cost and depreciated over estimated useful lives on a straight-line or accelerated basis. Expenditures that significantly increase assets’ values or extend useful lives are capitalized. Expenditures for display fixtures are treated as selling expenses and expensed as incurred. Expenditures for maintenance and repairs are expensed as incurred. Estimated useful lives are as follows:

Years
Computer equipment	3 – 5
Furniture and fixtures	5 – 7
Leasehold improvements	Shorter of the estimated useful life or lease term
Machinery and equipment	5 – 7
Molds	3 – 7
Vehicles	5 – 10

(g)                      Long-Lived Assets

The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows.

(h)                      Advertising

The Company expenses advertising as incurred. Advertising expense was $455 and $113 for the years ended September 30, 2008 and 2007, respectively.

(i)                         Revenue Recognition

Sales are recognized when revenue is realized or realizable and has been earned. The Company’s policy is to recognize revenue when title to the product, ownership and risk of loss transfer to the customer, which generally is on the date of shipment. In addition, prior to revenue recognition, the Company requires persuasive evidence of the arrangement, that the price is fixed or determinable, and that collectibility is reasonably assured. A provision for anticipated returns is recorded as a reduction of sales in the same period that the revenue is recognized in accordance with FASB Statement No. 48, Revenue Recognition When Right of Return Exists.

The Company accounts for certain customer promotional payments, volume rebates, cooperative advertising, product placement fees and other discounts as a reduction of revenue under the guidance issued by the Financial Accounting Standards Board’s Emerging Issues Task Force (EITF) in Issue No. 00-14, Accounting for Certain Sales Incentives.

(Continued)

Dioptics Medical Products, Inc.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(j)                         Shipping and Handling Charges

The Company records shipping and handling fees charged to customers as a component of net sales and the associated expense a component of direct selling expenses. Shipping and handling costs were $308 and $273 for the years ended September 30, 2008 and 2007, respectively.

(k)                      Income Taxes

The historical income tax provisions of the Company and its subsidiaries were determined on a consolidated basis. The consolidated income tax provisions and related tax payments or refunds have been divided between the carve out Dioptics and the operations of CIMA LLC and Live Eyewear, Inc. and based on reported income or loss, taxable income or loss, tax credits and net operating losses directly attributable to each entity.  Credits for tax benefits that could not be used by the entity generating those benefits, but could be used on a consolidated basis, were allocated to the entity that generated such benefits. Intercompany transactions are treated and taxed as if each entity were a stand-alone company. Current and deferred taxes and taxes payable or refundable have been attributed to each entity as if each entity filed separate income tax returns.  Income taxes payable by the Company have been adjusted each year for which a net operating loss of a subsidiary was utilized on the consolidated return by recording a contribution by the shareholders in an amount equal to the benefit utilized.

(l)                         Disclosure of Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amounts of the Company’s financial instruments approximate fair value due to either their short-term nature or market rates of interest.

(4)                     Property and Equipment

Major classes of property and equipment and accumulated depreciation are as follows at September 30, 2008 and 2007:

	2008	2007
Computer equipment	$1,354	974
Furniture and fixtures	802	773
Leasehold improvements	711	711
Machinery and equipment	343	393
Molds	1,338	1,332
Vehicles	17	17
	4,565	4,200
Less accumulated depreciation	(3,133)	(2,802)
	$1,432	1,398

Depreciation expense for the years ended September 30, 2008 and 2007 totaled $585 and $565, respectively.

(Continued)

Dioptics Medical Products, Inc.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(5)                     Intangible Assets

Intangible assets and accumulated amortization at September 30, 2008 and 2007 are as follows:

	2008	2007
Amortized intangible assets:
Patents and trademarks	$2,304	2,236
Accumulated amortization	(1,108)	(948)
	1,196	1,288
Unamortized intangible assets:
Goodwill	754	754
Total intangibles	$1,950	2,042

Amortization expense totaled $274 and $145 for the years ended September 30, 2008 and 2007, respectively. Estimated future amortization expense is as follows:

2009	$188
2010	169
2011	147
2012	130
2013	111
Thereafter	451
$1,196

(6)                     Line of Credit

The Company has a revolving line of credit agreement, under which they are able to borrow up to $7,500 at the bank’s prime rate minus 0.75% (4.25% and 7.00% as of September 30, 2008 and 2007, respectively). The outstanding balance on the line of credit at September 30, 2008 and 2007 was $0. Borrowings are collateralized by accounts receivable, inventories, equipment and intangibles. The agreement requires the Company to maintain certain tangible net worth and financial ratios. As of September 30, 2008 and 2007, the Company was in compliance with these covenants. This line of credit agreement expires on April 1, 2010.

(Continued)

Dioptics Medical Products, Inc.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(7)                     Notes Payable

Notes payable consist of the following at September 30, 2007:

2007
Note payable, interest at 8.24%, collateralized by inventories, accounts receivable, equipment and general intangibles, payable in monthly installments of $11 plus interest, due April 1, 2011	$225
225
Less current maturities	(135)
Notes payable less current maturities	$90

The Company repaid the outstanding note payable balance in June 2008.

(8)                     Capital Lease Obligations

The Company obtained certain equipment under capital lease obligations with lease terms through November 2009. The capital lease obligations have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted by appropriate interest rates. The average interest rate for the years ended September 30, 2008 and 2007 was 6.52% and 5.85%, respectively. Cost of assets acquired under capital leases totaled $281 for the years ended September 30, 2008 and 2007. Accumulated depreciation on assets under capital leases totaled $217 and $174 at September 30, 2008 and 2007, respectively. Amortization of assets recorded under capital leases, included in depreciation expense, totaled $43 and $71 for the years ended September 30, 2008 and 2007, respectively. Interest paid on these leases totaled $8 for the year ended September 30, 2008 and $11 for the year ended September 30, 2007.

The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:

2009	$82
2010	7
Total future minimum lease payments	89
Less amount representing interest	(3)
Present value of future minimum lease payments	$86

(Continued)

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(9)                     Profit Sharing Plan

The Company has a profit sharing plan that includes a 401(k) component, which gives participants the option of making voluntary deferred compensation contributions. At the discretion of the board of directors, the plan allows the Company to make matching contributions. The plan covers substantially all employees with one or more years of service.

The Company has matched 50% of employee contributions, up to a maximum of 6% of total employee earnings. Total accrued matching contributions at September 30, 2008 and 2007 were $235 and $176, respectively. The Company’s expense for the profit sharing plan was $253 for the year ended September 30, 2008, and $249 for the year ended September 30, 2007.

(10)              Royalty Income

As part of a settlement of a trademark infringement lawsuit, the Company receives royalties on sales of a competitor’s infringing items. A royalty receivable in the amount of $71 and $218 related to this lawsuit has been included on the balance sheet at September 30, 2008 and 2007, respectively, based on sales information provided by the competitor at year-end.  A royalty rate of 1.5% applies through fiscal year 2012, with a rate of 1.25% thereafter.  Total payments under the agreement are limited to $6,500.  Payments received have totaled $2,176 through September 30, 2008, including a $950 initial settlement payment.

(11)              Income Taxes

Income tax expense consists of the following at September 30, 2008 and 2007:

	2008	2007

Current income taxes:
Federal	$2,115	1,279
State	532	311
	2,647	1,590
Deferred income taxes:
Federal	(174)	330
State	(57)	81
	(231)	411
Total income tax expense	$2,416	2,001

(Continued)

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

The actual expense for 2008 and 2007 differs from the “expected” tax expense (computed by applying the U.S. statutory federal corporate tax rate to income before taxes) as follows:

	2008	2007
Computed “expected” tax expense	$1,977	1,615
State income taxes, net of federal income tax benefit	303	247
Other permanent items	136	139
	$2,416	2,001

Components of deferred income tax balances consist of the following at September 30, 2008 and 2007:

	2008	2007
Deferred tax assets:
Nondeductible reserves	$710	462
Inventory	201	201
Other	78	77
Gross current deferred tax assets	989	740
Other	65	89
Gross long-term deferred tax assets	65	89
Deferred tax liabilities:
Other	(70)	(52)
Gross current deferred tax liabilities	(70)	(52)
Tax basis of property and equipment	(321)	(324)
Intangible assets	(181)	(207)
Gross long-term deferred tax liabilities	(502)	(531)

Net deferred tax assets	$482	246

Based on Company’s history of taxable income and the anticipation of sufficient taxable income in years when the temporary differences are expected to become tax deductions, it believes that it will realize the benefit of the deferred tax assets.

(Continued)

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(12)              Related Party Transactions

During the year ended September 30, 2005, the Company funded a building construction project for Vachell Lane Properties LLC (“VLP”), a related party entity. At September 30, 2008 and 2007, accounts receivable from this related party totaled $153 and $172, respectively.  At September 30, 2008, $16 and $137 are recorded on the balance sheet as prepaid expenses and other current assets and deposits and other receivables, respectively.  At September 30, 2007, $16 and $156 were recorded on the balance sheet as a component of prepaid expenses and other current assets and deposits and other receivables, respectively.  As discussed in Note 13, the Company leases its office and warehouse space from VLP.  At September 30, 2008 and 2007, there was no balance due to this related party for rent and related costs.

The Company guaranteed the debt of a related party, VLP. The loan is due on November 1, 2020. The principal amount of the debt outstanding is $6,174 and $6,506, as of September 30, 2008 and 2007, respectively.

The Company paid for certain operating expenses on behalf of LE, a related party.  At September 30, 2008 and 2007, accounts receivable from LE totaled $260 and $419, respectively, related to these operating expenses that will be reimbursed to the Company.  These receivables are recorded on the balance sheet as a component of prepaid expenses and other current assets.

As of September 30, 2007, the Company has a payable to LE, a related party, in the amount of $146 related to the tax benefits utilized by the Company as a result of filing a tax return through the Spin-Off date.  This amount is recorded on the balance sheet as a component of accrued expenses and was paid during fiscal 2008.

After the Spin-Off, LE obtained a line of credit for borrowings up to $500. The line of credit expires on April 1, 2010. The Company has guaranteed this debt. As of September 30, 2008, no amounts have been drawn on the line of credit by LE.

(13)              Commitments and Contingencies

Operating Leases

The Company has a ten year operating lease agreement with VLP for approximately 116,000 square feet of warehouse and office space expiring on September 30, 2015. The lease payments under this lease are $74 per month with 3% annual increases to approximate consumer price index increases. The Company has recorded deferred rent expense in connection with recording this lease on a straight-line basis.  A portion of the warehouse is being subleased under a noncancelable agreement expiring on November 30, 2009. The Company also rents various pieces of office equipment under operating lease agreements.

(Continued)

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

Future minimum lease payments under long-term operating leases at September 30, 2008 are as follows:

Years ending September 30:
2009	$912
2010	940
2011	968
2012	997
2013	1,027
Thereafter	2,147
$6,991

The above rental expenses will be offset by $118 in sublease rental income through the year ending September 30, 2010.

Rent expense, net of sublease income, for the years ended September 30, 2008 and 2007 was $728 and $751, respectively.

(14)              Concentrations

Net sales to each of the Company’s two largest customers as a percentage of total sales and outstanding accounts receivable as a percentage of total accounts receivable were as follows:

	2008		2007
		Percent		Percent
	Percent sales	receivable	Percent sales	receivable
Customer A	51%	59%	53%	63%
Customer B	13%	14%	13%	7%

No other customer accounted for 10% or more of the Company’s net sales.

(Continued)

DIOPTICS MEDICAL PRODUCTS, INC.

Notes to Financial Statements

September 30, 2008 and 2007

(dollars in thousands)

(15)              Subsequent Events

In October 2008, the Company terminated its $7,500 line of credit, terminated its bank guarantees of debt owed by LE and VLP and paid off its capital lease obligations.

In October 2008, the Company collected the construction funding receivable from VLP.

On November 5, 2008, the Company issued restricted stock to a former executive officer that was to vest only upon the sale of the Company.

On November 26, 2008, all of the Company’s outstanding stock was acquired by FGX International Inc., a subsidiary of FGX International Holdings Limited, for aggregate consideration, subject to certain post-closing adjustments, of approximately $35,044 in cash and 952,380 ordinary shares of FGX.

On November 26, 2008, the Company terminated the operating lease agreement with VLP and entered into a new two-year lease with VLP for approximately 104,000 square feet of warehouse and office space. The lease payments under the new lease are $69 per month with a 3% increase in the second year. The lease may be extended for two additional two-year terms. No space is subleased under the new agreement.